UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2023 (February 13, 2023)

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1351 Holiday Square Blvd.
Covington,	LA	70433
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	GSAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2023, Globalstar, Inc. (the “Company”) and its partner (the “Partner”) under its previously disclosed Partnership Agreements agreed to the following amendments: (i) extend the Company’s deadline to convert or refinance the remaining loans outstanding under the 2019 Facility Agreement (originally entered into with Thermo, an affiliate of EchoStar Corporation (“EchoStar”) and certain other unaffiliated lenders) until March 13, 2023 and (ii) implement the previously disclosed Spectrum Subsidiary and subordinated lien Resource Protections no later than March 13, 2023.

On February 13, 2023, the Company provided notice, as required under the 2019 Facility Agreement, to EchoStar of its intent to voluntarily prepay all remaining amounts due under the 2019 Facility Agreement. The Company intends to satisfy its obligation to refinance the 2019 Facility Agreement within the next 30 days. The Company is currently finalizing its plans to satisfy its remaining payment obligations under the Contractor Agreements, and intends to use cash flows generated from operations to pay a significant portion of these obligations, thereby reducing external financing needs. The Company expects to provide additional information in the near term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    GLOBALSTAR, INC.

                            /s/ David B. Kagan
                            David B. Kagan
                            Chief Executive Officer

Date: February 14, 2023